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MEC
---                                               Magna Entertainment Corp.

                                                  337 Magna Drive
                                                  Aurora, Ontario
                                                  Canada L4G 7K1
                                                  Tel (905) 726-2462
EXHIBIT 99                                        Fax (905) 726-7172


                                  PRESS RELEASE
               MAGNA ENTERTAINMENT CORP. COMPLETES ACQUISITION OF
                                 FLAMBORO DOWNS

APRIL 16, 2003, AURORA, ONTARIO,  CANADA......MAGNA  ENTERTAINMENT CORP. ("MEC")
(NASDAQ: MECA; TSX: MEC.A) today announced that having received all necessary approvals, it has completed its previously announced purchase of the shares of Flamboro Downs Holdings Limited, the owner and operator of Flamboro Downs. The approvals received include those of the Ontario Racing Commission, the Alcohol and Gaming Commission of Ontario and the Ontario Lottery and Gaming Corporation.

Flamboro Downs, "Canada's fastest half-mile track", is located near Hamilton, Ontario, 45 miles west of Toronto, and conducts a live harness racing meet year-round with approximately 260 live race days. The acquisition of Flamboro Downs marks MEC's entry into the Ontario and Canadian racing markets and represents an important step in MEC's program of expanding its North American racing operations.

MEC, North America's number one owner and operator of thoroughbred racetracks, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations including off-track betting facilities. Additionally, MEC owns and operates XpressBet(TM), a national Internet and telephone account wagering system, and HorseRacing TV(TM), a 24-hour horse racing television network.

For more information contact:

Graham Orr
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON
Tel: 905-726-7099